Exhibit 99.1

For additional information, contact:

Richard D. Callicutt II

President and Chief Executive Officer

David B. Spencer

Senior Executive Vice President and

Chief Financial Officer

(336) 869-9200

BNC BANCORP ANNOUNCES PRICING OF COMMON STOCK OFFERING

HIGH POINT, NC  – November 16, 2015 – BNC Bancorp (“BNC”) (NASDAQ: BNCN), the holding company for Bank of North Carolina, announced today the pricing of an underwritten public offering of 2,250,000 shares of its common stock at a price of $23.50 per share. The offering price represents a 3.3% discount to the 10-day volume weighted average price. BNC has granted the underwriter a 30-day option to purchase up to an additional 337,500 shares. BNC expects to complete the offering on or about November 19, 2015. The offering is expected to result in gross proceeds of $52.9 million and net proceeds of approximately $49.7 million, after underwriting discounts and estimated expenses. The shares will be issued pursuant to an effective shelf registration statement on Form S-3 (File No. 333-198370) and a prospectus supplement to be filed with the Securities and Exchange Commission (the “SEC”). Copies of the prospectus supplement and the accompanying prospectus are available by visiting the SEC’s website at www.sec.gov, or from Stephens Inc., 111 Center Street, Little Rock, Arkansas 72201, Attn: Syndicate (1-800-643-9691).

Stephens Inc. is the sole underwriter for the offering.

BNC intends to use the net proceeds for general corporate purposes, including the payment of the cash portion of the consideration in the recently announced acquisition of High Point Bank Corporation.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

ABOUT BNC BANCORP

Headquartered in High Point, North Carolina, BNC Bancorp is the parent company of Bank of North Carolina, a commercial bank providing a complete line of banking and financial services to individuals and businesses through its 64 banking offices in Virginia, North and South Carolina. The Bank’s 19 locations in South Carolina and nine locations in Virginia operate as BNC Bank. Bank of North Carolina is insured by the FDIC and is an equal housing lender. BNC Bancorp’s stock is traded and quoted in the NASDAQ Capital Market under the symbol “BNCN.” BNC Bancorp’s website is www.bncbancorp.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “project,” “expect,” “intend,” “plan,” or words or phases of similar meaning. We caution that the forward-looking statements are based largely on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements. The following factors, among others, could cause our financial performance to differ materially from that expressed in such forward-looking statements: (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended, and other reforms will subject us to a variety of new and more stringent legal and regulatory requirements, including increased scrutiny from our regulators; (ii) changes in local, regional and international business, economic or political conditions in the regions where we operate or have significant assets; (iii) changes in trade, monetary and fiscal policies of various governmental bodies and central banks could affect the economic environment in which we operate; (iv) adverse changes in credit quality trends; (v) our ability to determine accurate values of certain assets and liabilities; (vi) adverse behaviors in securities, public debt, and capital markets, including changes in market liquidity and volatility; (vii) our ability to anticipate interest rate changes correctly and manage interest rate risk presented through unanticipated changes in our interest rate risk position and/or short- and long-term interest rates; (viii) unanticipated changes in our liquidity position, including but not limited to our ability to enter the financial markets to manage and respond to any changes to our liquidity position; (ix) adequacy of our risk management program; (x) increased competitive pressure due to consolidation; (xi) unanticipated adverse effects and integration costs of acquisitions and dispositions of assets, business units or affiliates; (xii) our failure to realize anticipated benefits of our acquisitions or to realize the benefits within the existing time frame; (xiii) our ability to enter into proposed acquisitions or to complete pending or proposed acquisitions; or (xiv) our ability to integrate acquisitions and retain existing customers and attract new ones. Additional factors affecting BNC Bancorp and Bank of North Carolina are discussed in BNC Bancorp’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. Please refer to the SEC’s website at www.sec.gov where you can review those documents. BNC Bancorp undertakes no obligation to publicly update any forward-looking statement to reflect developments occurring after the statement is made, except as otherwise required by law.